EXHIBIT (q)(2)

                                POWER OF ATTORNEY


            The undersigned Trustee of ATLAS FUNDS and ATLAS INSURANCE TRUST (the "Trusts") hereby appoints W. LAWRENCE KEY and GENE A. JOHNSON (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940 and under the Securities Act of 1933 of the Trusts, including any and all amendments thereto, covering the registration and the sale of shares by the Trusts, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

            The undersigned Trustee hereby execute this Power of Attorney as of this 28th day of November, 2005.




/s/ David M. Laney
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David M. Laney
Trustee